                                                                    EXHIBIT 10.3


                              INVENTA CORPORATION


                        ______________________________

            SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                        ______________________________



                                 May 11, 1998

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
1.   Purchase and Sale of Series C Preferred Stock..........................  1

     1.1  Sale and Issuance of Series C Preferred Stock.....................  1
     1.2  Closing Date; Delivery............................................  1

2.   Representations and Warranties of the Company..........................  1
     2.1   Organization, Good Standing and Qualification....................  1
     2.2   Capitalization...................................................  2
     2.3   Subsidiaries.....................................................  2
     2.4   Authorization....................................................  2
     2.5   Valid Issuance of Securities.....................................  2
     2.6   Governmental Consents............................................  3
     2.7   Litigation.......................................................  3
     2.8   Patent and Trademarks............................................  3
     2.9   Compliance with Other Instruments................................  4
     2.10  Disclosure.......................................................  4
     2.11  Registration Rights..............................................  4
     2.12  Title to Property and Assets.....................................  4
     2.13  Financial Statements.............................................  5
     2.14  Changes..........................................................  5
     2.15  Minute Books.....................................................  6
     2.16  Labor Agreements and Actions.....................................  6
     2.17  Employee Plans...................................................  7
     2.18  Employees........................................................  7
     2.19  Tax Returns and Payments.........................................  7
     2.20  Agreements; Action...............................................  7
     2.21  Obligations to Related Parties...................................  9
     2.22  Real Property Holding Corporation................................  9
     2.23  Insurance........................................................  9
     2.24  Investment Company Act...........................................  9
     2.25  Qualified Small Business.........................................  9

3.   Representations and Warranties of the Investors........................  9

     3.1   Authorization....................................................  9
     3.2   Purchase Entirely for Own Account................................  9
     3.3   Disclosure of Information........................................ 10
     3.4   Economic Risk.................................................... 10
     3.5   Restricted Securities............................................ 10
     3.6   Further Limitations on Disposition............................... 10
     3.7   Legends.......................................................... 11

4.   California Commissioner of Corporations................................ 11

     4.1   Corporate Securities Law......................................... 11

5.   Conditions of Investor's Obligations at Closing........................ 12

     5.1   Representations and Warranties................................... 12
     5.2   Performance...................................................... 12
     5.3   Articles of Incorporation........................................ 12
     5.4   Compliance Certificate........................................... 12
     5.5   Restated Shareholders Agreement.................................. 12
     5.6   Restated Registration Rights Agreement........................... 12
     5.7   Employment Agreement............................................. 12
     5.8   Opinion of Company's Counsel..................................... 12
     5.9   Legal Expenses................................................... 12
     5.10  Management Rights Agreement...................................... 13

6.   Conditions of the Company's Obligations at Closing..................... 13

     6.1   Representations and Warranties................................... 13
     6.2   Payment of Purchase Price........................................ 13
     6.3   Legal Matters.................................................... 13

7.   Covenants of the Company............................................... 13

     7.1   Delivery of Financial Statements................................. 13
     7.2   Inspection Rights................................................ 14
     7.3   Reservation of Common Stock...................................... 14
     7.4   Proprietary Information Agreement................................ 14
     7.5   Termination of Information Covenant.............................. 14
     7.6   Key Man Life Insurance........................................... 14
     7.7   Chief Executive Officer Recruitment.............................. 14

8.   Miscellaneous.......................................................... 14

     8.1  Transfer; Successors and Assigns.................................. 14
     8.2  Governing Law..................................................... 14
     8.3  Counterparts...................................................... 15
     8.4  Titles and Subtitles.............................................. 15
     8.5  Notices........................................................... 15
     8.6  Finder's Fee...................................................... 15
     8.7  Expenses.......................................................... 15
     8.8  Amendments and Waivers............................................ 15
     8.9  Severability...................................................... 15
     8.10  Entire Agreement................................................. 15
     8.11  Exculpation Among Investors...................................... 16

                                    EXHIBITS
                                    --------

EXHIBIT A   Schedule of Investors

EXHIBIT B   Amended and Restated Articles of Incorporation

EXHIBIT C   Schedule of Exceptions to Representations and Warranties

EXHIBIT D   Form of Proprietary Information Agreement

EXHIBIT E   Restated Shareholders Agreement

EXHIBIT F   Restated Registration Rights Agreement

EXHIBIT G   Opinion of Wilson Sonsini Goodrich & Rosati

EXHIBIT H   Management Rights Agreement

            SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
            -------------------------------------------------------


     THIS SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 11th day of May 1998 by and between Inventa Corporation, a California corporation (the "Company"), and the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (the "Investors").
                                             ---------

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Series C Preferred Stock
          ---------------------------------------------

          1.1  Sale and Issuance of Series C Preferred Stock
               ---------------------------------------------

               (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B.
                                                                  ---------

               (b) Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Closing and the Company agrees to sell and issue to the Investors at the Closing that number of shares of the Company's Series C Preferred Stock (the "Shares") for the aggregate purchase price set forth opposite each Investor's name on Exhibit A attached hereto, at a purchase
                                       ---------
price equal to $1.25 per share of Series C Preferred Stock.

          1.2  Closing Date; Delivery. The purchase and sale of the Shares shall
               ----------------------
take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 9:00 a.m., on May 11, 1998, or at such other time and place as the Company and the Investors mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Shares which such Investor is purchasing against delivery to the Company by such Investor of a check made payable to the Company or wire transfer of the aggregate purchase price therefor.

     2.   Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Investors that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, specifically identifying the
                                 ---------
relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1. Organization, Good Standing and Qualification . The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2  Capitalization.  The authorized capital of the Company will
               --------------
consist, immediately prior to the Closing, of (i) 8,119,511 shares of Preferred Stock, 1,000,000 shares of which are designated Series A Preferred Stock and of which 800,000 are issued and outstanding, 2,560,000 shares of which are designated Series B Preferred Stock and of which 2,560,000 are issued and outstanding, and 4,059,511 shares of which are designated Series C Preferred Stock of which none are issued and outstanding, and (ii) 25,000,000 shares of Common Stock, of which 4,642,344 shares are issued and outstanding. The Company has reserved 1,350,000 shares of its Common Stock for issuance pursuant to its 1993 Stock Option Plan. Except as set forth in the Schedule of Exceptions attached as Exhibit C hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

          2.3  Subsidiaries.  Except as set forth in the Schedule of Exceptions,
               ------------
the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

          2.4  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Agreement, the Restated Shareholders Agreement attached hereto as Exhibit E (the "Restated Shareholders Agreement") and the
                   ---------
Restated Registration Rights Agreement attached hereto as Exhibit F (the
                                                          ---------
"Restated Registration Rights Agreement"), when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 10 of the Restated Registration Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          2.5  Valid Issuance of Securities.
               ----------------------------

               (a) The Shares that are being issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved for issuance.

               (b) The shares of Common Stock and Preferred Stock outstanding prior to the Closing are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          2.6  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected in accordance with such section, and (b) compliance with the Blue Sky Laws of the various states in which the Investors may reside, which compliance will be effected in accordance with such laws. The Company currently holds all licenses, permits, franchises, registrations and qualifications which may be required to conduct its business, and all such licenses, permits, franchises, registrations and qualifications are valid and in full force and effect.

          2.7  Litigation.  Except as set forth in the Schedule of Exceptions,
               ----------
there is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.8  Patent and Trademarks.  To its knowledge, the Company owns or
               ---------------------
possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase or sale of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

          2.9  Compliance with Other Instruments.
               ---------------------------------

               (a) The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract, rule, or statute, or of the Company's Restated Articles of Incorporation or Bylaws, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

               (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

          2.10 Disclosure.  The Company has fully provided the Investors with
               ----------
all the information which the Investors have requested for deciding whether to acquire the Shares and all information which the Company believes is reasonably necessary to enable the Investors to make such decision. There is no information known to the Company which materially adversely affects the business or operations of the Company which has not been disclosed to the Investors. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, except that, with respect to financial projections, the Company represents only that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

          2.11 Registration Rights.  Except as set forth in the Restated
               -------------------
Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.12 Title to Property and Assets.  The Company owns its property and
               ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair (normal wear and tear accepted) and are reasonably fit and usable for the purposes for which they are being used.

          2.13 Financial Statements.  The Company has delivered to the Investors
               --------------------
its unaudited financial statements (balance sheet and profit and loss statement and statement of shareholders equity) at December 31, 1997 and for the fiscal year then ended and a balance sheet and statement of operations at March 31, 1998 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, of a nature required by generally accepted accounting principles to be reflected in a balance sheet or disclosed in the notes thereto, other than liabilities incurred in the ordinary course of business subsequent to March 31, 1998

          2.14 Changes.  Since March 31, 1998, there has not been:
               -------

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse.

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or to which the Company or any of such assets or properties is subject;

               (f) any resignation or termination of any key officers of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (g) to the knowledge of the Company any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (h) any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business or loans to purchase Common Stock;

               (i) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder other than in the ordinary course of business;

               (j) any declaration or payment of any dividend or other distribution of the assets of the Company;

               (k)  any labor organization activity;

               (l) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (m) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; or

               (n) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

          2.15 Minute Books.  The Company has offered to provide to the
               ------------
Investors the minute books of the Company, which contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.16 Labor Agreements and Actions  .  The Company is not bound by or
               ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.

          2.17   Employee Plans.  The Company has no "employee welfare benefit
                 --------------
plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company (i) has not been required to contribute to, (ii) has not terminated or withdrawn from, and (iii) is not aware of any withdrawal liability assessed against the Company with respect to any defined benefit plan as defined in Section 3(35) of ERISA or multiemployer plan as defined in Section 4001 of ERISA in which employees or former employees of the Company have participated.

          2.18   Employees.  The Company has not knowingly violated any
                 ---------
employment-related laws, including, without limitation, laws relating to equal employment opportunity, overtime pay and collective bargaining. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Schedule of Exceptions, the employment of each officer and employee of the Company is terminable at the will of the Company. Each former and current United States employee and consultant of the Company with access to confidential or proprietary information has executed a Proprietary Information Agreement, the form of which is attached hereto as Exhibit D. To the Company's knowledge, no employee of the Company, nor any
---------
consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company's relations with its employees is good.

          2.19   Tax Returns and Payments.  The Company has timely filed all tax
                 ------------------------
returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised except as set forth in the Schedule of Exceptions (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          2.20   Agreements; Action.
                 ------------------

                 (a) Except for agreements explicitly contemplated hereby including proprietary agreements and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, and agreements between the Company and the Investors with respect to their investment, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase or sale of "off the shelf" or other standard products), or
(iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities except as set forth in the Schedule of Exceptions (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any material amount of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) Except as set forth in the Schedule of Exceptions, the Company has not engaged in the past three (3) months in any material discussion
(i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.21 Obligations to Related Parties.  There are no obligations of the
               ------------------------------
Company to officers, directors, shareholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as set forth in the Schedule of Exceptions none of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.22 Real Property Holding Corporation.  The Company is not a real
               ---------------------------------
property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

          2.23 Insurance.  The Company has or will obtain promptly following
               ---------
Closing fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

          2.24 Investment Company Act.  The Company is not an "investment
               ----------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          2.25 Qualified Small Business.  The Company represents and warrants to
               ------------------------
the Investors that, to its knowledge, the Shares should qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof.

     3.   Representations and Warranties of the Investors.  Each Investor for
          -----------------------------------------------
itself hereby represents and warrants to the Company that:

          3.1  Authorization.  This Agreement constitutes its valid and legally
               -------------
binding obligation, enforceable in accordance with its terms.

          3.2  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Investor represents that it has full power and authority to enter into this Agreement.

          3.3   Disclosure of Information. The Investor believes it has
                -------------------------
received information that it considers necessary or appropriate for deciding whether to acquire the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4   Economic Risk. The Investor has the capacity to protect his own
                -------------
interests in connection with the purchase of the Shares, is capable of evaluating the merits and risks of investment in the Company, can make an informed investment decision by reason of (i) his preexisting personal or business relationship with the Company or any of its officers, directors, or control persons, or (ii) his business and financial knowledge and experience or the business and financial knowledge and experience of my professional advisers, if any, and is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time.

          3.5   Restricted Securities. It understands that the shares of Common
                ---------------------
Stock sold hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Investor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.6   Further Limitations on Disposition. Without in any way
                ----------------------------------
limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

                (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

                (c) Notwithstanding the provisions of paragraphs (a) and (b above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to a shareholder, partner or other affiliate of the Investor, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Investor hereunder.

          3.7   Legends. It is understood that the Shares, and the shares of
                -------
Common Stock issuable upon conversion thereof and any securities issued in respect thereof or exchanged therefor may bear one or all of the following legends:

                (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

                (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended:

     4.   California Commissioner of Corporations.
          ---------------------------------------

          4.1   Corporate Securities Law. THE SALE OF THE SECURITIES THAT IS THE
                -------------------------
SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

     5.   Conditions of Investor's Obligations at Closing. The obligations of
          -----------------------------------------------
the Investors under Section 1.1 of this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

          5.1   Representations and Warranties. The representations and
                ------------------------------
warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing.

          5.2   Performance. The Company shall have performed and complied with
                -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3   Articles of Incorporation. The Company shall have filed with,
                -------------------------
and have had accepted for filing by, the California Secretary of State the Amended and Restated Articles of Incorporation of the Company attached as Exhibit B hereto.
---------

          5.4   Compliance Certificate. The President of the Company shall
                ----------------------
deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

          5.5   Restated Shareholders Agreement. Each key employee of the
                -------------------------------
Company who holds at least 100,000 shares of the capital stock of the Company (on an as-converted basis and as adjusted for any stock split, stock dividends, combinations, recapitalization and the like with respect to such shares) shall have entered into a Restated Shareholders Agreement with the Company, in substantially the form attached hereto as Exhibit E.
                                          ---------

          5.6   Restated Registration Rights Agreement. The Company shall
                --------------------------------------
deliver to the Investors at the Closing copies of the Restated Registration Rights Agreement executed by the necessary majority of the signatories thereto.

          5.7   Employment Agreement. The Company shall at or prior to the
                --------------------
Closing enter into an employment agreement with Ashok Santhanam mutually acceptable to the Company, Mr. Santhanam and the Investors.

          5.8   Opinion of Company's Counsel. The Purchasers shall have received
                ----------------------------
from Wilson Sonsini Goodrich & Rosati, counsel to the Company, an opinion addressed to them, dated the Closing Date, in substantially the form of Exhibit
                                                                        -------
G.
-

          5.9   Legal Expenses. The Company shall pay the legal expenses of the
                --------------
Investors in connection with the Series C Preferred Stock financing in an aggregate amount not to exceed $15,000.

          5.10  Management Rights Agreement. The Company shall deliver to the
                ---------------------------
Technology Crossover Ventures entities executed copies of the Management Rights Agreement attached hereto as Exhibit H.
                             ---------

     6.   Conditions of the Company's Obligations at Closing. The obligations
          --------------------------------------------------
of the Company to the Investors under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by the Investors:

          6.1   Representations and Warranties. The representations and
                ------------------------------
warranties of the Investors contained in Section 3 shall be true and correct in all material respects as of the Closing.

          6.2   Payment of Purchase Price. The Investors shall have delivered
                -------------------------
to the Company the purchase price specified in Section 1.1 hereof.

          6.3   Legal Matters. All material matters of a legal nature which
                -------------
pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

     7.   Covenants of the Company.
          ------------------------

          7.1   Delivery of Financial Statements. The Company shall deliver the
                --------------------------------
following financial information to each Investor who continues to hold at least 50,000 Shares (or the Common Stock into which the Shares have been converted) (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such Shares)(for purposes of satisfying the 50,000 share threshold herein, shares owned by partners, subsidiaries, parents, shareholders or affiliates will be aggregated; provided, however, that the Company shall only be required to deliver financial information to one representative of each group of affiliated persons or entities), and as long as such Investor or a principal, partner or manager of such Investor, is not employed by or associated with a competitor of the
Company:

                (a) as soon as practicable after the end of each fiscal year of the Company an income statement for such fiscal year, a balance sheet of the Company as of the end of such year and in any event within 120 days thereafter, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be audited by a "Big Six" accounting firm and in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP");

                (b) prior to the commencement of each fiscal year of the Company, an operating budget and updated three year strategic plan; and

                (c) within thirty (30) days of the end of each month, an unaudited balance sheet and statement of operations as of the end of such month.

          7.2   Inspection Rights. Each Investor shall have the right to visit
                -----------------
and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 7.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

          7.3   Reservation of Common Stock. The Company will at all times
                ---------------------------
reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion (the "Conversion Stock").

          7.4   Proprietary Information Agreement. The Company shall require
                ---------------------------------
all employees and consultants to execute and deliver a Proprietary Information Agreement in the form attached hereto as Exhibit D.
                                         ---------

          7.5   Termination of Information Covenant. The covenant set forth in
                -----------------------------------
Section 7.1 shall terminate as to the Investors and be of no further force or effect at such time as the initial sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated.

          7.6   Key Man Life Insurance. The Company shall obtain and maintain a
                ----------------------
key man life insurance policy for $1,000,000 with respect to the Chief Executive Officer of the Company with proceeds payable to the Company.

          7.7   Chief Executive Officer Recruitment. The Company shall, within
                -----------------------------------
six months from the date of Closing, engage an executive recruitment firm which shall conduct a search for a Chief Executive Officer acceptable to the Board of Directors of the Company.

     8.   Miscellaneous.
          -------------

          8.1   Transfer; Successors and Assigns. The terms and conditions of
                --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.2   Governing Law. This Agreement shall be governed by and
                -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          8.3   Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.4   Titles and Subtitles. The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8.5   Notices. Unless otherwise provided, any notice required or
                -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or addresses indicated for such party on Exhibit A hereto, or at such other address
                                      ---------
or addresses as such party may designate by ten (10) days' advance written notice to the other parties.

          8.6   Finder's Fee. Except as elsewhere disclosed in this Agreement,
                ------------
or  in Exhibit C hereto, each party represents that it neither is nor will be
         ---------
obligated for any finder's fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees, or representatives are responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          8.7   Expenses. If any action at law or in equity is necessary to
                --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.8   Amendments and Waivers. Any term of this Agreement may be
                ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority-in-interest of the Investors.

          8.9   Severability. If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.10  Entire Agreement. This Agreement constitutes the entire
                ----------------
agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

          8.11  Exculpation Among Investors. Each Investor acknowledges that it
                ---------------------------
is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.


                 (Remainder of page left intentionally blank)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVENTA CORPORATION


By: /s/ Ashok K. Santhanam
    ------------------------------
     Ashok K. Santhanam, President

Address:
2620 Augustine Drive, Suite 225
Santa Clara, CA  95054


INVESTORS:

Battery Ventures L.P.


By: /s/ Todd A. Dagres
    ------------------------------
Name:   Todd A. Dagres
Title:  General Partner

BOSTON MILLENNIA PARTNERS
LIMITED PARTNERSHIP
By:   Glen Partners Limited Partnership,
      its General Partner

By: /s/ Martin J. Hernon
    ------------------------------
    General Partner


/s/ Stephen T. Barry
-----------------------------------
Stephen T. Barry


/s/ A. Dana Callow, Jr.
-----------------------------------
A. Dana Callow, Jr.


/s/ Christian Dubiel
-----------------------------------
Christian Dubiel

/s/ Martin J. Hernon
----------------------------------
Martin J. Hernon


/s/ Robert W. Jevon
----------------------------------
Robert W. Jevon


/s/ Frank P. Pinto
----------------------------------
Frank P. Pinto


/s/ Suresh Shanmugham
----------------------------------
Suresh Shanmugham


/s/ Bruce R. Tiedemann
----------------------------------
Bruce R. Tiedemann


/s/ Harry A. Caunter
----------------------------------
Harry A. Caunter


/s/ Maya S. Hattangady
----------------------------------
Maya S. Caunter


/s/ Santhanam C. Shekar
----------------------------------
Santhanam C. Shekar

TCV II (Q), L.P.
a Delaware Limited Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  General Partner

By:_______________________________
     Name: Robert C. Bensky
     Title: Chief Financial Officer

                                      -18

TCV II Strategic Partners, L.P.
a Delaware Limited Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  General Partner

By:/s/ Robert C. Bensky
----------------------------------
      Name:  Robert C. Bensky
      Title: Chief Financial Officer

TCV II, V.O.F.
a Netherlands Antilles General Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  Investment General Partner

By:/s/ Robert C. Bensky
----------------------------------
      Name:  Robert C. Bensky
      Title: Chief Financial Officer

Technology Crossover Ventures II, C.V.
a Netherlands Antilles Limited Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  Investment General Partner

By:/s/ Robert C. Bensky
----------------------------------
      Name: Robert C. Bensky
      Title: Chief Financial Officer

Technology Crossover Ventures II, L.P.
a Delaware Limited Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  General Partner

By:/s/ Robert C. Bensky
----------------------------------
      Name: Robert C. Bensky
      Title: Chief Financial Officer


                                     -19-